___________________________________________

               COMMON SHARE AND WARRANT PURCHASE AGREEMENT
               ___________________________________________








                            by and between


                            VWR CORPORATION

                                 and

                      EM INDUSTRIES, INCORPORATED









                           February 27, 1995




TABLE OF CONTENTS

                                                                  Page

ARTICLE 1.		SALE AND PURCHASE OF SHARES; CLOSING                   1
1.1	Subscription, Sale and Purchase of the Common
Shares and Warrant.                                                1
1.2	Closing                                                        1

ARTICLE 2.		REPRESENTATIONS AND WARRANTIES OF THE COMPANY          2
2.1	Organization and Good Standing                                 2
2.2	Authorization                                                  2
2.3	No Conflict with Law or Documents                              3
2.4	Capital Stock of the Company                                   3
2.5	Valid Issuance of the Shares and Warrant Shares                3
2.6	Consents and Approvals                                         4
2.7	Private Offering                                               4
2.8	Additional Securities Law Matters                              4
2.9	Articles of Incorporation and Bylaws                           4
2.10	Subsidiaries                                                  4
2.11	SEC Filings                                                   4
2.12	Financial Statements                                          5
2.13	Documents Delivered                                           6
2.14	Proceedings and Litigation                                    6
2.15	Insurance                                                     6
2.16	Intellectual Property Rights                                  6
2.17	Prior Registration Rights                                     6
2.18	Environmental Matters                                         7

ARTICLE 3.		REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3.1	Beneficial Ownership                                           7
3.2	Principal Place of Business                                    7
3.3	Purchase Without View to Distribute                            7
3.4	Restrictions on Transfer                                       7
3.5	Access to Information                                          8
3.6	Additional Representations of the Purchaser                    8
3.7	Legends                                                        8
3.8	Proceedings and Litigation                                     8

ARTICLE 4.		CONDITIONS PRECEDENT TO THE PURCHASER'S
OBLIGATIONS                                                        9
4.1	Representations and Warranties                                 9
4.2	Performance                                                    9
4.3	Opinion of Counsel                                             9
4.4	HSR Act                                                        9
4.5	Standstill Agreement                                           9
4.6	No Proceeding or Litigation                                    9
4.7	Disclosure Letter                                              9
4.8	Approval by Principal Trading Market                           9
4.9	Exon-Florio Notice                                            10

ARTICLE 5.		CONDITIONS PRECEDENT TO THE COMPANY'S
OBLIGATIONS                                                       10
5.1	Representations and Warranties                                10
5.2	Performance                                                   10
5.3	No Proceeding or Litigation                                   10
5.4	HSR Act                                                       10
5.5	Standstill Agreement                                          10
5.6	Opinion of Counsel                                            10
5.7	Approval by Principal Trading Market                          10
5.8	Exon-Florio Notice                                            11

ARTICLE 6.		HSR ACT                                               11
6.1	Filings                                                       11

ARTICLE 7.		COVENANTS OF THE COMPANY AND THE PURCHASER            11
7.1	Covenants of the Company                                      11
7.2	No Purchases Before Closing                                   11

ARTICLE 8.		COMPLIANCE WITH 1933 ACT; RESTRICTIONS ON
TRANSFERABILITY OF SHARES AND WARRANT SHARES                      11
8.1	Compliance with 1933 Act                                      11
8.2	Restrictive Legend                                            12
8.3	Restrictions on Transferability                               12
8.4	Termination of Restrictions on Transferability                12

ARTICLE 9.		SURVIVAL OF COVENANTS, AGREEMENTS,
REPRESENTATIONS AND WARRANTIES                                    13

ARTICLE 10.		INDEMNIFICATION                                      13

ARTICLE 11.		TERMINATION                                          14
11.1	Termination                                                  14
11.2	Effect of Termination                                        15

ARTICLE 12.		MISCELLANEOUS                                        15
12.1	Owner of Shares                                              15
12.2	Broker or Finder                                             15
12.3	Specific Enforcement                                         15
12.4    Severability                                              16
12.5    Expenses                                                  16
12.6	Assignment; Successors                                       16
12.7	Amendments                                                   16
12.8	Notices                                                      16
12.9	Attorneys' Fees                                              17
12.10	Integration                                                 17
12.11	Waivers                                                     17
12.12	Governing Law                                               18
12.13	Counterparts                                                18
12.14	Cooperation                                                 18





EXHIBIT A	Form of Warrant
EXHIBIT B	Form of Standstill Agreement
EXHIBIT C	Form of Opinion of Counsel to Company
EXHIBIT D	Form of Opinion of Counsel to the Purchaser



		COMMON SHARE AND WARRANT PURCHASE AGREEMENT (the "Agreement") made this 27th day of February, 1995 by and between VWR CORPORATION ("the Company"), a Pennsylvania corporation, and EM INDUSTRIES, INCORPORATED ("the Purchaser"), a New York corporation.

BACKGROUND

		WHEREAS, the Company wishes to issue and sell to the Purchaser an aggregate of 1,818,181 shares of the authorized but unissued common shares, $1.00 par value, of the Company (the "Common Shares") and a common share purchase warrant (the "Warrant") in the form attached hereto as Exhibit A for the purchase of additional common shares as provided herein and therein; and

		WHEREAS, the Purchaser wishes to purchase the Common Shares and the Warrant on the terms and subject to the conditions as set forth in this Agreement;

		NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows:


	ARTICLE 1. SALE AND PURCHASE OF SHARES; CLOSING

		1.1	Subscription, Sale and Purchase of the
Common Shares and Warrant.

		(a)	Upon the terms and subject to the
conditions of this Agreement, on the Closing Date (as hereinafter defined) the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase and take from the Company, an aggregate of 1,818,181 of the Company's Common Shares (the "Shares") and the Warrant for the aggregate cash purchase price of $19,999,991.

		(b)	The number of Common Shares the Purchaser
shall be entitled to purchase from the Company pursuant to the Warrant shall be the sum of 965,000 plus 20.1% of the aggregate number of Common Shares (other than the Shares), if any, issued by the Company between the date of this Agreement and up to and including the Closing Date.

		1.2	Closing.

		(a)	The closing of the purchase and sale of
the Shares and Warrant (the "Closing") pursuant to this Agreement shall take place on the later of five (5) business days after termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or August 1, 1995, at the offices of Drinker Biddle & Reath, 1000 Westlakes Drive, Berwyn, Pennsylvania, commencing at 10:00 a.m., local time or at such other date, time or place as may be agreed to by the Company and the Purchaser (the "Closing Date"). Subject to
Article 11, failure to consummate the Closing shall not result in the termination of this Agreement or relieve any person of any obligation hereunder.

		(b)	At the Closing the Company shall deliver
to the Purchaser stock certificates representing the Shares and a Warrant in the form attached hereto as Exhibit A, duly executed by the Company, registered in such Purchaser's name, and against such deliveries the Purchaser will deliver to the Company, by wire transfer to a bank in the United States specified by the Company for the account of the Company, funds, in U.S. dollars, in the amount of $19,999,991.


	ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF THE
COMPANY

		Other than as set forth in the Disclosure Letter
(as hereinafter defined), the Company represents and warrants to the Purchaser as follows:

		2.1	Organization and Good Standing.  The
Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite power and authority, and all necessary licenses and permits, to own and lease its properties and assets and to conduct its business as now conducted. Each Subsidiary (as defined in Section 2.9) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority, and all necessary licenses and permits, to own and lease its properties and assets and to conduct its business as now conducted. The Company and its Subsidiaries are each qualified to do business as a foreign corporation and are in good standing in all states where the conduct of their respective businesses or their ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Company's or any Subsidiary's business, properties, assets, prospects, operations or condition (financial or otherwise).

		2.2	Authorization.  The Company has all
requisite power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding may be brought.

		2.3	No Conflict with Law or Documents.  The
execution, delivery and performance of this Agreement and the Warrant by the Company will not violate any provision of law, any rule or regulation of any governmental authority, or any judgment, decree or order of any court binding on the Company, and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, security interest, charge or encumbrance upon, any of the properties, assets or outstanding stock of the Company under its Articles of Incorporation or Bylaws, or any indenture, mortgage, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound.

		2.4	Capital Stock of the Company.

		(a)	The authorized capital stock of the
Company consists of: (i) 30,000,000 Common Shares, $1.00 par value per share, of which, prior to the issuance of any of the Shares pursuant to this Agreement, (A) 11,066,367 shares have been duly and validly issued (of which 11,066,367 are currently outstanding, fully paid and nonassessable and none are treasury shares), (B) 597,407 shares have been reserved for issuance upon the awarding of stock grants or the exercise of options granted or to be granted by the Company (the "Options" and "Option Shares") under the Company's 1986 Long-Term Incentive Stock Plan, as amended to date (the "Existing Stock Plan"), and (C) an adequate number of shares has been reserved for issuance upon the exercise of the Warrant, and (ii) 1,000,000 Preferred Shares, $1.00 par value per share, of which none is presently issued and outstanding. Except for any rights to acquire securities of the Company pursuant to the Rights Agreement (as defined in Section 2.4(b)) or the Standstill Agreement between the parties hereto in the form attached hereto as Exhibit B (the "Standstill Agreement") and as otherwise described in this Section 2.4, there are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Company pursuant to any provision of law or the Articles of Incorporation or Bylaws of the Company or by agreement or otherwise.

		(b)	The Rights Agreement, dated as of May 20,
1988 (the "Rights Agreement") between the Company and First Interstate Bank of Washington, N.A., as Rights Agent, as amended, is in full force and effect. Assuming the accuracy of the Purchaser's representations and warranties contained in Article 3 herein, the Purchaser's acquisition of the Shares, the Warrant and the Warrant Shares, as contemplated herein, will not cause the Purchaser to become an "Acquiring Person," as defined in the Rights Agreement.

		2.5	Valid Issuance of the Shares and Warrant
Shares. The Shares when issued, sold and delivered to the Purchaser in accordance with this Agreement will be duly and validly issued, fully paid, non-assessable and free and clear of all liens, and the Warrant Shares, when issued upon exercise of the Warrant (assuming payment therefor has been made in accordance with the terms of the Warrant), will be duly and validly issued, fully paid, nonassessable and free and clear of all liens.

		2.6	Consents and Approvals.  Except for
compliance with the notification or other requirements of the NASDAQ System and the HSR Act, and the rules and regulations promulgated thereunder and filings under Federal and applicable state securities laws, no permit, consent, approval or authorization of, or declaration to or filing with, any federal, state, local or foreign governmental or regulatory authority or other person, not made or obtained, is required in connection with the execution or delivery of this Agreement or the Warrant by the Company, the offer, issuance, sale or delivery of the Shares or the Warrant Shares, or the carrying out by the Company of the other transactions contemplated hereby.

		2.7	Private Offering.  Assuming the accuracy
of the Purchaser's representations and warranties contained in
Article 3 herein, the offer, issuance and delivery to the Purchaser pursuant to the terms of this Agreement of the Shares are exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"). The Purchaser shall have certain rights to registration of the Shares and the Warrant Shares for resale, as provided in the Standstill Agreement.

		2.8	Additional Securities Law Matters.  	None
of the Company or any of its Affiliates (as defined in the Standstill Agreement), or any Person acting on its or their behalf, has offered to sell or sold any Common Stock by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act that would subject the issuance and sale of the Shares, the Warrant or the Warrant Shares to the registration provisions of the 1933 Act.

		2.9	Articles of Incorporation and Bylaws.  The
copies of the Company's Articles of Incorporation and Bylaws, each as amended to date and as attached to the Disclosure Letter, are true and correct copies of such documents and are in full force and effect.

		2.10	Subsidiaries.  The disclosure letter from
the Company to the Purchaser of even date herewith (the "Disclosure Letter") states the name of each of the Company's subsidiaries (collectively, the "Subsidiaries"). The Disclosure Letter also states each Subsidiary's jurisdiction of incorporation and the percentage of its voting stock owned by the Company and each other Subsidiary and the name of each of the Company's corporate or joint venture Affiliates (other than Subsidiaries) and the nature of the affiliation.

		2.11	SEC Filings.

		(a)	The Company has delivered to the Purchaser
or has made available, prior to the date hereof, true and correct copies of (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1993, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994, its 1993 Annual Report to Stockholders, and its Proxy Statement for its 1994 Annual Meeting of Stockholders. All documents described in this Section 2.11 are hereinafter referred to as the "SEC Reports."

		(b)	The SEC Reports are all of the reports the
Company has been required to file with the Commission since December 31, 1993. The SEC Reports when filed complied in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act") and all applicable legal requirements and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

		2.12	Financial Statements.

		(a)	(i) The audited consolidated balance
sheets and related audited statements of consolidated income, cash flow and stockholders' equity of the Company and its Subsidiaries as at and for the three fiscal years of the Company ended December 31, 1993, (ii) the unaudited consolidated balance sheet and related unaudited consolidated statements of income, cash flow and stockholders' equity of the Company and its Subsidiaries, as at and for the three months ended March 30, 1994, June 30, 1994 and September 30, 1994, in each case together with the notes thereto, copies of all of which have heretofore been furnished to the Purchaser or have been made available, present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries at such dates and the consolidated results of their operations and their consolidated cash flows for the periods then ended, and (iii) the consolidated balance sheet (the "Balance Sheet") of the Company and its Subsidiaries at September 30, 1994 ("the Balance Sheet Date") reflected all material liabilities and obligations of the Company and of each Subsidiary, whether accrued, contingent or otherwise, as of the date thereof, in each case, to the extent required by United States generally accepted accounting principles, consistently applied ("GAAP").

		(b)	Since the Balance Sheet Date there has
been no material adverse change or any event or development which could reasonably be expected to result in a material adverse change in the business, properties, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, other than such changes, events or developments resulting from general economic conditions or generally affecting the industries in which the Company and its Subsidiaries are involved.

		(c)	Since the Balance Sheet Date there has
been no declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company.

		(d)	Since the Balance Sheet Date there has
been no issuance or sale by the Company of any shares of capital stock of the Company of any class, or any options, warrants or other rights to acquire any such shares, or any securities convertible into or exchangeable for such shares or any commitments made with respect to the foregoing, other than stock option exercises, grants of stock options and grants of restricted stock awards pursuant to Company plans.

		2.13	Documents Delivered.

		No document, certification, schedule, list or other written information required to be delivered to the Purchaser by or on behalf of the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact which will make the statements herein or therein, in light of the circumstances under which they were made, misleading

		2.14	Proceedings and Litigation.  There is no
pending, or to the knowledge of the Company threatened, suit, action or administrative, arbitration or other proceeding, or governmental inquiry or investigation, seeking to restrain, prevent or change the transactions contemplated hereby or otherwise questioning the validity or legality of such transactions or which may otherwise have a materially adverse effect upon the business, properties, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole

		2.15	Insurance.

		All material insurance policies carried by the Company and its Subsidiaries are in full force and effect and all premiums due thereon have been paid and the Company has complied in all material respects with the provisions of all such policies.

		2.16	Intellectual Property Rights.

		The Company has received no notice that the Company is infringing any intellectual property rights of any other Person, no claim is pending or, to the knowledge of the Company, has been made to such effect that has not been resolved and, to the knowledge of the Company, the Company is not infringing any intellectual property rights of any other Person.

		2.17	Prior Registration Rights.

		The Company is under no contractual obligation to register under the 1933 Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

		2.18	Environmental Matters.

		The Company is involved in various
environmental, contractual, warranty, and public liability cases and claims, which are considered routine to the Company's business. In the opinion of the Company's management the potential financial impact of these matters is not material to the business, properties, assets, prospects, operations or condition (financial or otherwise) of the Company and its Subsidiaries.

	ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE
PURCHASER

		The Purchaser understands that neither the Shares nor the Warrant or the Warrant Shares will be registered under the 1933 Act, on the grounds that the sales provided for in this Agreement are exempt pursuant to Section 4(2) of the 1933 Act and/or Regulation D promulgated under Section 4(2) of the 1933 Act, and that the reliance of the Company on such exemptions is predicated in part on the Purchaser's representations, warranties, covenants and acknowledgements set forth in this Article 3.

		3.1	Beneficial Ownership.  The Purchaser
represents and warrants to the Company that, as of the date hereof and prior to the purchase of the Shares and Warrant as contemplated hereunder, (i) it is not the "beneficial owner" of any securities of the Company, as such term is defined in Rule 13d-3 promulgated under the Exchange Act, and (ii) it is not a member of a group which has acquired beneficial ownership of securities of the Company for purposes of Sections 13(d) and 13(g) of the Exchange Act.

		3.2	Principal Place of Business.  The
Purchaser represents and warrants to the Company that the address of its principal place of business is 5 Skyline Drive, Hawthorne, New York 10532.

		3.3	Purchase Without View to Distribute.  The
Purchaser represents and warrants to the Company that the Shares, the Warrant and, when issued, the Warrant Shares to be purchased by it are being acquired by the Purchaser for its own account, not as a nominee or agent, and not with a view to resale or distribution within the meaning of the 1933 Act and the rules and regulations thereunder, and such Purchaser will not distribute the Shares or Warrant in violation of the 1933 Act.

		3.4	Restrictions on Transfer.  The Purchaser
(i) acknowledges that the Warrant is not transferrable except to an Affiliate of the Purchaser and that the Shares and the Warrant Shares have not been registered under the 1933 Act and must be held indefinitely by the Purchaser unless they are subsequently registered under the 1933 Act or an exemption from registration is available,
(ii) is aware that any routine sales under Rule 144 of the Securities and Exchange Commission under the 1933 Act of Shares may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required,
(iii) is aware that Rule 144 is not presently available for use by the Purchaser for resale of any of the Shares or the Warrant Shares and (iv) is aware that, except as provided in the Standstill Agreement, the Company is not obligated to register under the 1933 Act any sale, transfer or other disposition of the Shares or the Warrant Shares.

		3.5	Access to Information.  The Purchaser
confirms that the Company has made available to it the opportunity to ask questions of and receive answers from the Company's officers and directors concerning the terms and conditions of the offering and the business and financial condition of the Company, and to acquire, and the Purchaser has received to its satisfaction, such additional information, in addition to that set forth herein, about the business and financial condition of the Company and the terms and conditions of the offering as it has requested; provided, however, that the Purchaser's confirmation set forth in this Section 3.5 shall in no way prejudice or otherwise affect the Purchaser's right to rely upon and enforce the Company's covenants, agreements, representations and warranties contained in this Agreement.

		3.6	Additional Representations of the
Purchaser. The Purchaser represents that (i) it is an "accredited investor" as such term is defined in Rule 501 promulgated under the 1933 Act, (ii) it has sufficient funds available to purchase the Shares and the Warrant and will, at the time of any exercise of the Warrant, have sufficient funds to purchase the Warrant Shares,
(iii) its knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its purchase of the Shares, the Warrant and, when issued, the Warrant Shares as contemplated by this Agreement; provided, however, that the Purchaser's representation set forth in this clause (iii) shall in no way prejudice or otherwise affect the Purchaser's right to rely upon and enforce the Company's covenants, agreements, representations and warranties contained in this Agreement, and (iv) the purchase of the Shares, the Warrant and, when issued, the Warrant Shares by it has been duly and properly authorized and this Agreement has been duly executed by it or on its behalf.

		3.7	Legends.  The Purchaser understands that
the certificates evidencing the Shares and, when issued, the Warrant Shares shall bear the legend set forth in Section 8.2 herein.

		3.8	Proceedings and Litigation.  There is no
pending, or to the knowledge of the Purchaser threatened, suit, action or administrative, arbitration or other proceeding, or governmental inquiry or investigation, seeking to restrain, prevent or change the transactions contemplated hereby or otherwise questioning the validity or legality of such transactions.

	ARTICLE 4. CONDITIONS PRECEDENT TO THE PURCHASER'S
OBLIGATIONS

		The Purchaser's obligation to purchase and make payment for the Shares and Warrant on the Closing Date is subject, at its option, to the satisfaction of each of the following conditions:

		4.1	Representations and Warranties.  On the
Closing Date, the representations and warranties contained in Article 2 hereof shall be true and correct in all material respects with the same effect as though made on and as of the Closing Date, and the Purchaser shall have received a certificate signed by an executive officer of the Company to the foregoing effect.

		4.2	Performance.  All the covenants,
agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all materials respects, and the Purchaser shall have received a certificate signed by an executive officer of the Company to the foregoing effect.

		4.3	Opinion of Counsel.  The Purchaser shall
have received a legal opinion from counsel to the Company, substantially in the form set forth in Exhibit C.

		4.4	HSR Act.  The waiting period under the HSR
Act shall have expired or been terminated.

		4.5	Standstill Agreement.  The Standstill
Agreement shall have been executed and delivered by all the parties thereto and shall be in full force and effect.

		4.6	No Proceeding or Litigation.  No suit,
action, or other proceeding by any person (other than by the Purchaser) seeking to restrain, prevent or change the transactions contemplated hereby or otherwise questioning the validity or legality of such transactions shall have been instituted and be pending.

		4.7	Disclosure Letter.  The Disclosure Letter
shall have been delivered to the Purchaser, setting forth certain information specified in Article 2.

		4.8	Approval by Principal Trading Market.  The
issuance, sale and purchase of the Shares and Warrant Shares, as contemplated by this Agreement without approval by the Company's shareholders, shall have received all necessary approvals from the principal trading exchange or national automated stock quotation system on which the Company's Common Stock is traded or quoted.

		4.9	Exon-Florio Notice.  If the Purchaser has
filed an Exon-Florio notice, as provided in Section 5021 of the Omnibus Trade and Competitiveness Act of 1988, as amended, and regulations promulgated thereunder, the Committee on Foreign Investment in the United States shall have determined that no action is required.

	ARTICLE 5. CONDITIONS PRECEDENT TO THE COMPANY'S
OBLIGATIONS

		The Company's obligation to sell the Shares and the Warrant on the Closing Date is subject, at the Company's option, to the satisfaction of each of the following conditions:

		5.1	Representations and Warranties.  On the
Closing Date, the representations and warranties contained in Article 3 hereof shall be true and correct in all material respects with the same effect as though made on and as of the Closing Date and the Company shall have received a certificate signed by an executive officer of the Purchaser to the foregoing effect.

		5.2	Performance.  All the covenants,
agreements and conditions contained in this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects, and the Company shall have received a certificate signed by an executive officer of the Purchaser to the foregoing effect.

		5.3	No Proceeding or Litigation.  No suit,
action, or other proceeding by any person (other than by the Company) seeking to restrain, prevent or change the transactions contemplated hereby or otherwise questioning the validity or legality of such transactions shall have been instituted and be pending.

		5.4	HSR Act.  The waiting period under the HSR
Act shall have expired or been terminated.

		5.5	Standstill Agreement.  The Standstill
Agreement shall have been executed and delivered by all the parties thereto and shall be in full force and effect.

		5.6	Opinion of Counsel.  The Company shall
have received a legal opinion from Counsel to the Purchaser, substantially in the form set forth in Exhibit D.

		5.7	Approval by Principal Trading Market.  The
issuance, sale and purchase of the Shares and the Warrant Shares, as contemplated by this Agreement without approval by the Company's shareholders, shall have received all necessary approvals from the principal trading exchange or national automated stock quotation system on which the Company's Common Stock is traded or quoted.

		5.8	Exon-Florio Notice.  If the Purchaser has
filed an Exon-Florio notice, as provided in Section 5021 of the Omnibus Trade and Competitiveness Act of 1988, as amended, and regulations promulgated thereunder, the Committee on Foreign Investment in the United States shall have determined that no action is required.

	ARTICLE 6.		HSR ACT

		6.1	Filings.  As promptly as practicable after
the date of this Agreement the Company and the Purchaser will, and the Purchaser will cause its "ultimate parent entity" (if any) to,
(a) make all filings required to be made by them and provide such information as may be requested under the HSR Act in order to consummate the transactions contemplated hereby, (b) make all other required regulatory filings which may be applicable to the transactions contemplated hereby and (c) cooperate with one another in connection with all such filings.

	ARTICLE 7. COVENANTS OF THE COMPANY AND THE PURCHASER

		7.1	Covenants of the Company.  The Company
covenants that (i) at all such times as Rule 144 is available for use by the holders of the Shares or Warrant Shares, the Company will furnish each such holder upon request with all information within the possession of the Company required for the preparation and filing of Form 144 and (ii) subject to the provisions of the Confidentiality Agreement, dated December 13, 1994, between the parties, during the time between the signing of this Agreement and the Closing the Company will give the Purchaser reasonable access during normal business hours, upon reasonable prior notice, to the offices, properties, books and records of the Company and will furnish to the Purchaser such financial and operating data and other information relating to the Company as the Purchaser may reasonably request.

		7.2	No Purchases Before Closing.  Without the
Company's written consent neither the Purchaser nor its Affiliates shall, between the date of execution of this Agreement and Closing, acquire in any way or hold record or beneficial ownership of any Common Shares or any other Company securities entitled to vote for the election of directors, or any security convertible into or exchangeable or exercisable for the purchase of Common Shares or other Company securities entitled to vote for the election of directors.


	ARTICLE 8. COMPLIANCE WITH 1933 ACT; RESTRICTIONS ON
TRANSFERABILITY OF SHARES AND WARRANT SHARES


		8.1	Compliance with 1933 Act.  The Shares, the
Warrant and the Warrant Shares shall not be transferable, except upon the conditions specified in this Article 8 and in the Standstill Agreement, which conditions are intended among other things to insure compliance with the provisions of the 1933 Act and applicable state securities laws in respect of any such transfer.
		8.2	Restrictive Legend.  Each certificate
representing the Shares or Warrant Shares shall (unless otherwise permitted by the provisions of Section 8.4 below) be stamped or otherwise imprinted with the following legend:

"THE SHARES REPRESENTED BY THIS
CERTIFICATE HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, OR ANY APPLICABLE STATE
SECURITIES LAW AND ARE SUBJECT TO THE
RESTRICTIONS ON DISPOSITION SET FORTH
IN AND TO THE OTHER PROVISIONS OF A
COMMON SHARE AND WARRANTY PURCHASE
AGREEMENT, DATED FEBRUARY 27, 1995,
BETWEEN VWR CORPORATION AND EM
INDUSTRIES, INCORPORATED, AND A
STANDSTILL AGREEMENT, DATED FEBRUARY
27, 1995, BETWEEN VWR CORPORATION AND
EM INDUSTRIES, INCORPORATED.  COPIES
OF SUCH AGREEMENTS ARE ON FILE AT THE
RESPECTIVE OFFICES OF VWR CORPORATION
AND EM INDUSTRIES, INCORPORATED."

		8.3	Restrictions on Transferability.  The
Company shall not be required to register the transfer of the Shares or the Warrant Shares on the books of the Company unless the Company shall have been provided with an opinion of counsel reasonably satisfactory to it prior to such transfer to the effect that registration under the 1933 Act or any applicable state securities law is not required in connection with the transaction resulting in such transfer; provided, however, that no such opinion of counsel shall be necessary in order to effectuate a transfer of Shares or Warrant Shares in accordance with the provisions of Rule 144(k) promulgated under the 1933 Act. Each certificate for Shares or Warrant Shares issued upon any transfer as above provided shall bear the restrictive legend set forth in Section 8.2 above, except that such restrictive legend shall not be required if the opinion of counsel reasonably satisfactory to the Company referred to above is to the further effect that such legend is not required in order to establish compliance with the provisions of the 1933 Act and any applicable state securities law, or if the transfer is made in accordance with the provisions of Rule 144(k) under the 1933 Act.

		8.4	Termination of Restrictions on
Transferability. 		The conditions precedent imposed by this
Article 8 upon the transferability of the Shares and Warrant Shares shall cease and terminate as to any of the Shares or Warrant Shares when (i) such securities shall have been registered under the 1933
Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement covering such securities, (ii) at such time as an opinion of counsel satisfactory to the Company shall have been rendered as required pursuant to the second sentence of
Section 8.3 to the effect that the restrictive legend on such securities is no longer required, or (iii) when such securities are transferable in accordance with the provisions of Rule 144(k) promulgated under the 1933 Act. Whenever the conditions imposed by this Article 8 shall terminate as hereinabove provided with respect to any of the Shares or Warrant Shares, the holder of any such securities bearing the legend set forth in this Article 8 as to which such conditions shall have terminated shall be entitled to receive from the Company, without expense (except for the payment of any applicable transfer tax) and as expeditiously as possible, new stock certificates not bearing such legend.

	ARTICLE 9. SURVIVAL OF COVENANTS, AGREEMENTS,
REPRESENTATIONS AND WARRANTIES

		All covenants, agreements, representations and warranties made herein shall survive until July 1, 1997, provided, however, representations and warranties made herein shall only be deemed to have been made as of the date hereof and as of the Closing Date.

	ARTICLE 10. INDEMNIFICATION

		(a)	Effective at the Closing, the Company
agrees to indemnify, hold harmless and defend the Purchaser and its Affiliates, against and in respect of any and all claims, demands, liabilities, losses, costs and expenses (including reasonable attorneys' fees and litigation expenses) arising out of or based upon
(i) the breach of any representation or warranty made by the Company in this Agreement, the Standstill Agreement, or in any certificate or other document required to be delivered pursuant hereto, or (ii) the breach by the Company of any agreement or covenant contained in this Agreement or the Standstill Agreement.

		(b)	Effective at the Closing, the Purchaser
agrees to indemnify, hold harmless and defend the Company and its Affiliates against and in respect of any and all claims, demands, liabilities, losses, costs and expenses (including reasonable attorneys' fees and litigation expenses) arising out of or based upon
(i) the breach of any representation or warranty made by the Purchaser in this Agreement, the Standstill Agreement, or in any certificate or other document required to be delivered pursuant hereto, or (ii) the breach by the Purchaser of any agreement or covenant contained in this Agreement or the Standstill Agreement.

		(c)	No party shall be liable for
indemnification under this Article 10 unless the total of all liabilities, costs, losses and expenses for which the indemnified party has a right to indemnification under this Article 10
(collectively, the "Indemnifiable Damages") exceeds $500,000, in which event the indemnified party shall be entitled to Indemnifiable Damages solely in excess of such amount.

		(d)	No claims for indemnification under this
Article 10 may be made later than July 1, 1997, with respect to the inaccuracy or breach of a representation or warranty, or two (2) years after such breach first occurred with respect to the breach of a covenant or agreement. No provision of this Agreement shall limit the ability of either party to obtain specific performance of the other party's obligations hereunder, including, without limitation, the obligations of the Company to register the registrable securities.

		(e)	The party seeking indemnification under
this Article 10 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding, in respect of which indemnity may be sought under such Article. The Indemnifying Party may participate in and, at its election, control the defense of any such suit, action or proceeding at its own expense; provided that counsel selected to conduct such defense is reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall not be liable under this Article 10 in the event prompt notice of the assertion of a claim or the commencement of a suit, action or proceeding in respect of which indemnity is sought is not given as described herein, but only to the extent the defense of such claim, suit, action or proceeding is prejudiced thereby, or for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder. The Indemnifying Party may settle or compromise any claim without the prior written consent of the Indemnified Party; provided that the Indemnifying Party may not agree to any such settlement pursuant to which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party.

	ARTICLE 11. TERMINATION

		11.1	Termination.  This Agreement may be
terminated at any time:

		(a)	by mutual consent of the Company and the
Purchaser in a written instrument;

		(b)	by either the Purchaser or the Company if
there has been a material breach on the part of the other of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within thirty (30) business days following receipt by the breaching party of notice of such breach;

		(c)	by either the Company or the Purchaser if
the Closing shall not have occurred on or before August 1, 1995 unless the failure to close by such time is due to the breach of this Agreement by the party seeking to terminate.
		11.2	Effect of Termination.  In the event of
termination of this Agreement by either the Company or the Purchaser as provided in Section 11.1, this Agreement shall forthwith become void. No termination of this Agreement shall relieve any party from liability resulting from a breach by such party of any of its representations, warranties, covenants or agreements set forth herein.

	ARTICLE 12. MISCELLANEOUS

		12.1	Owner of Shares.  The Company may deem and
treat the person in whose name the Shares, Warrant or Warrant Shares are registered as the absolute owner thereof for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

		12.2	Broker or Finder.  Each party to this
Agreement represents and warrants that no broker or finder has acted for such party in connection with this Agreement or the transactions contemplated by this Agreement and that no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by such party. The Company shall indemnify the Purchaser against, and hold it harmless from, any liability, cost, or expense (including reasonable attorneys' fees and expenses) resulting from any agreement, arrangement, or understanding made by the Company, and the Purchaser shall indemnify the Company against, and hold the Company harmless from, any liability, cost, or expense (including reasonable attorneys fees and expenses) resulting from any agreement, arrangement, or understanding made by the Purchaser with any third party, for brokerage or finder's fees or other commissions in connection with this Agreement or any of the transactions contemplated hereby.

		12.3	Specific Enforcement.  The parties hereto
acknowledge and agree that each would be irreparably damaged if any of the provisions of this Agreement are not performed by the other in accordance with their specific terms or are otherwise breached. It is accordingly agreed that each party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by the other and to enforce this Agreement and the terms and provisions thereof specifically against the other, in addition to any other remedy to which such aggrieved party may be entitled at law or in equity. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the Commonwealth of Pennsylvania, County of Chester, in the United States District Court for the Eastern District of Pennsylvania, in the courts of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

		12.4 Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

		12.5  Expenses.  Except as otherwise provided
herein, each party hereto shall pay its own expenses in connection with this Agreement.

		12.6	Assignment; Successors.  This Agreement
shall be binding upon and shall inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto. The Company may not assign its rights and delegate its duties and obligations under this Agreement without the prior written consent of the Purchaser, and the Purchaser may not assign its rights or delegate its duties and obligations under this Agreement without the prior written consent of the Company and, in the absence of such consent, any such purported assignment or delegation shall be void; provided, however, that the Purchaser may assign its rights and delegate its duties and obligations under this Agreement without such consent to a directly or indirectly wholly owned subsidiary of the Purchaser, or to any corporation, partnership or other entity wholly-owned by the same person which controls the Purchaser, which subsidiary, corporation, partnership or other entity (referred to herein as the "Assignee") may, following duly authorized execution and delivery of an agreement assuming the obligations of the Purchaser hereunder reasonably satisfactory to the Company, accept title to the Shares and/or Warrant Shares. In the event that the Purchaser assigns its rights and delegates all of its obligations under this Agreement in accordance with this Section 12.6, all references to the Purchaser herein shall refer to the Assignee as well as to the Purchaser and the Purchaser shall be jointly and severally liable with the Assignee for the performance of its obligations hereunder.

		12.7	Amendments.  This Agreement may not be
modified, amended, altered or supplemented except by a written agreement signed by the Company and the Purchaser which shall be authorized by all necessary corporate action of each party. Any party may waive any condition to the obligations of any other party hereunder.

		12.8	Notices.  Every notice or other
communication required or contemplated by this Agreement to be given by a party shall be delivered either by (a) personal delivery, (b) courier mail, or (c) facsimile mail addressed to the party for whom intended at the following address:

To the Company:		VWR Corporation
				1310 Goshen Parkway
				West Chester, PA  19380
				Attention:  Jerrold B. Harris
				Telecopy No.:  (610)436-1760

With a copy to:		Drinker Biddle & Reath
				1000 Westlakes Drive, Suite 300
				Berwyn, PA  19312
				Attention:  Thomas E. Wood, Esq.
				Telecopy No.:  (610)993-8585

To the Purchaser:	EM Industries, Incorporated
				5 Skyline Drive
				Hawthorne, New York  10532
				Attention: President & Chief
    Executive Officer
				Telecopy No.: (914) 592-8775

With a copy to:		Rogers & Wells
				200 Park Avenue
				New York, New York 10166
				Attention:  Klaus H. Jander, Esq.
				Telecopy No.:  (212) 878-3025

or at such other address as the intended recipient previously shall have designated by written notice to the other parties. Notice by courier mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent. All notices and other communications required or contemplated by this Agreement delivered in person or sent by facsimile mail shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery or on the date sent, respectively. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

		12.9	Attorneys' Fees.  If any action or
proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding.

		12.10	Integration.  This Agreement, together
with the Warrant and Standstill Agreement, contains the entire understanding of the parties with respect to its subject matter.
There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein with respect to any matter.

		12.11	Waivers.  No failure or delay on the part
of either party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

		12.12	Governing Law.  This Agreement shall be
exclusively governed by, construed in accordance with, and interpreted according to the substantive law of the Commonwealth of Pennsylvania without giving effect to the principles of conflict of laws.

		12.13	Counterparts.  This Agreement may be
executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

		12.14	Cooperation.  The parties hereto shall
each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

		12.15	Section Headings and Captions.  Section
headings and captions used in this Agreement are provided for convenience only and shall not affect the Agreement's meaning or interpretation.


		IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first set forth above.

				                                VWR CORPORATION


                               					By: /s/ Jerrold B. Harris
					                               Its: President


					                               EM INDUSTRIES, INCORPORATED


					                               By:  /s/ Walter W. Zywottek
					                               Its: President